Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

GENTIVA HEALTH SERVICES, INC.

(Exact name of obligor as specified in its charter)

Delaware	36-4335801
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as specified in its charter	Jurisdiction of Incorporation/ Organization	I.R.S. Employer Identification Number

ABC Hospice, LLC	Texas	20-8716006

Access Home Health of Florida, LLC	Delaware	06-1451363

Alpine Home Health Care, LLC	Colorado	36-4473376

Alpine Home Health II, Inc.	Colorado	20-1987917

Alpine Home Health, Inc.	Mississippi	64-0921774

Alpine Resource Group, Inc.	Colorado	20-1987950

American Homecare Management Corp.	Delaware	11-3306095

American Hospice, Inc.	Texas	75-2486047

Asian American Home Care, Inc.	California	94-3247811

Bethany Hospice, LLC	Delaware	20-2999369

California Hospice, LLC	Texas	30-0711730

Capital Care Resources, LLC	Georgia	58-2411159

Capital Care Resources of South Carolina, LLC	Georgia	56-2102603

Capital Health Management Group, LLC	Georgia	58-2313705

Chaparral Hospice, Inc.	Texas	35-2224605

Chattahoochee Valley Home Care Services, LLC	Georgia	03-0387821

Chattahoochee Valley Home Health, LLC	Georgia	34-1994007

CHMG Acquisition LLC	Georgia	04-3813487

CHMG of Atlanta, LLC	Georgia	54-2089073

CHMG of Griffin, LLC	Georgia	54-2089075

Colorado Hospice, L.L.C.	Colorado	27-2141126

Eastern Carolina Home Health Agency, LLC	North Carolina	56-1590744

Faith Home Health and Hospice, LLC	Kansas	47-0884412

Faith in Home Services, L.L.C.	Kansas	20-1931763

Family Hospice, Ltd.	Texas	75-2588221

FHI GP, Inc.	Texas	75-2588220

FHI Health Systems, Inc.	Delaware	75-2588219

FHI LP, Inc.	Nevada	88-0335145

FHI Management, Ltd.	Texas	75-2588222

First Home Health, Inc.	West Virginia	55-0750157

Gentiva Certified Healthcare Corp.	Delaware	11-2645333

Gentiva Health Services (Certified), Inc.	Delaware	11-3454105

Gentiva Health Services Holding Corp.	Delaware	11-3454104

Gentiva Health Services (USA) LLC	Delaware	11-3414024

Gentiva Rehab Without Walls, LLC	Delaware	06-1725406

Gentiva Services of New York, Inc.	New York	11-2802024

Georgia Hospice, LLC	Texas	27-4251135

Gilbert’s Home Health Agency, Inc.	Mississippi	64-0730826

Gilbert’s Hospice Care, LLC	Mississippi	20-0566932

Gilbert’s Hospice Care of Mississippi, LLC	Mississippi	20-1296854

Girling Health Care Services of Knoxville, Inc.	Tennessee	62-1406895

Girling Health Care, Inc.	Texas	74-2115034

Harden Clinical Services, LLC	Texas	27-1519643

Harden HC Texas Holdco, LLC	Texas	26-1487182

Harden Healthcare Holdings, LLC	Delaware	Applied For

Harden Healthcare Services, LLC	Texas	26-1569071

Harden Healthcare, LLC	Texas	74-3024009

Harden Home Health, LLC	Delaware	65-1299601

Harden Home Option, LLC	Texas	37-1657856

Harden Hospice, LLC	Texas	43-2083818

Hawkeye Health Services, Inc.	Iowa	42-1285486

Healthfield, LLC	Delaware	58-1819650

Healthfield Home Health, LLC	Georgia	58-1947694

Healthfield Hospice Services, LLC	Georgia	58-2284736

Healthfield of Southwest Georgia, LLC	Georgia	27-0131980

Healthfield of Statesboro, LLC	Georgia	68-0593590

Healthfield of Tennessee, LLC	Georgia	01-0831798

Healthfield Operating Group, LLC	Delaware	36-4425473

HomeCare Plus, Inc.	Alabama	63-1214842

Home Health Care Affiliates, Inc.	Mississippi	74-2737989

Home Health Care Affiliates of Central Mississippi, L.L.C.	Mississippi	62-1807084

Home Health Care Affiliates of Mississippi, Inc.	Mississippi	62-1775256

Home Health Care of Carteret County, LLC	North Carolina	56-1556547

Horizon Health Care Services, Inc.	Texas	76-0456316

Horizon Health Network LLC	Alabama	33-1017853

Hospice Care of Kansas and Missouri, L.L.C.	Missouri	none

Hospice Care of Kansas, L.L.C.	Kansas	48-1210207

Hospice Care of the Midwest, L.L.C.	Missouri	none

Iowa Hospice, L.L.C.	Iowa	20-2589495

Isidora’s Health Care Inc.	Texas	65-1285069

Lakes Hospice, L.L.C.	Iowa	65-1302887

Lighthouse Hospice – Coastal Bend, LLC	Texas	22-3946976

Lighthouse Hospice – Metroplex, LLC	Texas	26-3228001

Lighthouse Hospice – San Antonio, LLC	Texas	87-0798501

Lighthouse Hospice Management, LLC	Texas	06-1787617

Lighthouse Hospice Partners, LLC	Texas	35-2190648

Mid-South Home Care Services, LLC	Alabama	82-0559231

Mid-South Home Health, LLC	Delaware	63-0772385

Mid-South Home Health Agency, LLC	Alabama	82-0559199

Mid-South Home Health of Gadsden, LLC	Georgia	14-1909499

Missouri Home Care of Rolla, Inc.	Missouri	43-1317147

New York Healthcare Services, Inc.	New York	22-2695367

Nursing Care – Home Health Agency, Inc.	West Virginia	55-0633030

Odyssey HealthCare, Inc.	Delaware	43-1723043

Odyssey HealthCare Austin, LLC	Delaware	none

Odyssey HealthCare Detroit, LLC	Delaware	none

Odyssey HealthCare Fort Worth, LLC	Delaware	none

Odyssey HealthCare GP, LLC	Delaware	75-2932676

Odyssey HealthCare Holding Company	Delaware	75-2925311

Odyssey HealthCare LP, LLC	Delaware	74-2998154

Odyssey HealthCare Management, LP	Delaware	75-2923658

Odyssey HealthCare of Augusta, LLC	Delaware	26-0711782

Odyssey HealthCare of Flint, LLC	Delaware	26-3920362

Odyssey HealthCare of Marion County, Inc.	Delaware	75-3238731

Odyssey HealthCare of Savannah, LLC	Delaware	26-0712052

Odyssey HealthCare of St. Louis, LLC	Delaware	26-1174571

Odyssey HealthCare Operating A, LP	Delaware	75-2752908

Odyssey HealthCare Operating B, LP	Delaware	75-2937832

OHS Service Corp.	Texas	22-3690699

Omega Hospice, LLC	Alabama	20-8667430

PHHC Acquisition Corp.	Delaware	38-3784032

QC-Medi New York, Inc.	New York	11-2750425

Quality Care-USA, Inc.	New York	11-2256479

Saturday Partners, LLC	Colorado	20-1930463

Tar Heel Health Care Services, LLC	North Carolina	56-1456991

The American Heartland Hospice Corp.	Missouri	43-1697602

The Home Option, LLC	Texas	26-2527353

The Home Team of Kansas, LLC	Kansas	74-3052911

Total Care Home Health of Louisburg, LLC	Georgia	68-0593592

Total Care Home Health of North Carolina, LLC	Georgia	20-0091435

Total Care Home Health of South Carolina, LLC	Georgia	20-0091422

Van Winkle Home Health Care, Inc.	Mississippi	62-1669388

Vista Hospice Care, LLC	Delaware	86-0808230

VistaCare, LLC	Delaware	06-1521534

VistaCare of Boston, LLC	Delaware	26-1544595

VistaCare USA, LLC	Delaware	86-0914505

Voyager Acquisition, L.P.	Texas	20-1953497

Voyager Home Health, Inc.	Delaware	26-1501792

Voyager HospiceCare, Inc.	Delaware	20-1173787

We Care Home Health Services, In.	Texas	33-0665550

Wiregrass Hospice LLC	Alabama	82-0559182

Wiregrass Hospice Care, LLC	Georgia	20-0296636

Wiregrass Hospice of South Carolina, LLC	Georgia	34-2053721

3350 Riverwood Parkway, Suite 1400
Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip code)

Debt Securities and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-188382).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of November, 2013.

THE BANK OF NEW YORK MELLON

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2013, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,498,000
Interest-bearing balances	128,722,000
Securities:
Held-to-maturity securities	19,612,000
Available-for-sale securities	73,165,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	136,000
Securities purchased under agreements to resell	2,636,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	30,561,000
LESS: Allowance for loan and lease losses	194,000
Loans and leases, net of unearned income and allowance	30,367,000
Trading assets	6,502,000
Premises and fixed assets (including capitalized leases)	1,118,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	1,112,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,465,000
Other intangible assets	1,324,000
Other assets	14,816,000

Total assets	291,475,000

LIABILITIES
Deposits:
In domestic offices	126,639,000
Noninterest-bearing	77,291,000
Interest-bearing	49,348,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	121,967,000
Noninterest-bearing	9,942,000
Interest-bearing	112,025,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,127,000
Securities sold under agreements to repurchase	1,309,000
Trading liabilities	7,012,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	5,388,000
Not applicable
Not applicable
Subordinated notes and debentures	1,065,000
Other liabilities	6,607,000

Total liabilities	272,114,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,844,000
Retained earnings	9,125,000
Accumulated other comprehensive income	-1,093,000
Other equity capital components	0
Total bank equity capital	19,011,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	19,361,000

Total liabilities and equity capital	291,475,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Catherine A. Rein	Directors
Michael J. Kowalski